UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 58th Street, Building A, Suite 2100
Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition Agreement

On July 16, 2021 we and our newly formed wholly owned subsidiary Brooklyn Acquisition Sub, Inc. entered into an Agreement and Plan of Acquisition, or the Acquisition Agreement, with (a) Novellus LLC or Seller, a Delaware limited liability company, (b) Novellus, Inc. or Parent, a Delaware corporation that is the sole equity holder of Novellus Therapeutics Limited, or Novellus, and that, prior to the closing under the Acquisition Agreement, was a wholly owned subsidiary of Seller and (c) the Sellers’ Representative named therein. Novellus is a pre-clinical stage biotechnology company organized under the laws of Ireland that is developing engineered cellular medicines using its licensed, patented non-immunogenic mRNA, high-specificity gene editing, mutation-free and footprint-free cell reprogramming and serum-insensitive mRNA lipid delivery technologies.

The closing of the transaction contemplated by the Acquisition Agreement, or the Acquisition, was held contemporaneously with the execution and delivery of the Acquisition Agreement. At the closing:
•
We acquired all of the outstanding equity interests of Parent as the result of the merger of Brooklyn Acquisition Sub, Inc. with and into Parent, following which Parent, as the surviving corporation, became our wholly owned subsidiary and Novellus became our indirectly owned subsidiary.

•
We acquired 25.0% of the total outstanding equity interests of NoveCite, Inc., a Delaware corporation focused on bringing an allogeneic mesenchymal stem cell (MSC) product to patients with acute respiratory distress syndrome (ARDS), including from COVID-19.

We delivered consideration for the Acquisition totaling approximately $125,000,000, which consisted of (a) approximately $23,000,000 in cash and (b) 7,022,230 shares, or the Shares, of our common stock, $0.005 par value per share, which under the terms of the Acquisition Agreement were valued at a total of $102,000,000, based on a price of $14.5253 per Share.

The Acquisition Agreement contains customary representations, warranties and certain indemnification provisions. A total of 740,766 of the Shares have been placed in escrow for a period of up to 12 months in order to secure indemnification obligations to us under the Acquisition Agreement. The Acquisition Agreement also contains non-competition and non-solicitation provisions pursuant to which the Seller has agreed not to engage in certain competitive activities for a period of five years following the closing, including customary restrictions relating to employees. No employees of Novellus or Parent prior to the Acquisition continued their employment, or were otherwise engaged by us, following the Acquisition.

In connection with the Acquisition, the co-founders of Novellus entered into lock-up agreements with respect to 3,377,690 of the Shares  received in the Acquisition and our Chair of the Board of Directors and our Chief Executive Officer and President have entered into identical lock-up agreements with respect to their current holdings of our securities. Each lock-up agreement extends for a period of three years, provided that up to 75% of the shares of common stock subject to the lock-up agreement may be released from the lock-up restrictions earlier if the price of common stock on the NYSE American stock exchange exceeds specified thresholds. The lock-up agreements include customary exceptions for transfers during the applicable lock-up period.

We expect the Acquisition will advance our evolution into a platform company with a pipeline of next-generation engineered cellular, gene editing and cytokine programs. In addition, the acquisition of Novellus builds on the exclusive license agreement dated as of April 26, 2021, or the License Agreement, that our wholly owned subsidiary Brooklyn ImmunoTherapeutics LLC entered into with Novellus and Factor Bioscience Limited, which was described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2021. The completion of the acquisition of Novellus relieves Brooklyn ImmunoTherapeutics LLC from potential obligations to pay Novellus certain upfront fees, clinical development milestone fees and post-registration royalties under the License Agreement. The agreement with Factor Bioscience Limited under the License Agreement, which grants Brooklyn ImmunoTherapeutics LLC exclusive rights to develop certain next-generation mRNA gene editing and cell therapy products, remains unchanged.

Registration Rights Agreement

In connection with the Acquisition, on July 16, 2021, we entered into a registration rights agreement with Seller and recipients of the Shares, or the Registration Rights Agreement, pursuant to which we agreed to file a registration statement with the Securities and Exchange Commission, covering the resale of 6,281,454 of the Shares. The Registration Rights Agreement terminates at such time as the parties thereto may sell their Shares without restriction pursuant to Rule 144 under the Securities Act of 1933.

The foregoing descriptions of the Acquisition Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Acquisition Agreement and the Registration Rights Agreement, which are attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this report is incorporated herein by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated herein by reference into this Item 3.02. The Shares issued in connection with the Acquisition were issued in reliance upon the exemption from the registration provisions of Section 4(2) of the Securities Act of 1933 relating to sales by an issuer not involving a public offering.

Item 7.01	Regulation FD Disclosure.

On July 19, 2021, we issued a press release entitled “Brooklyn ImmunoTherapeutics Completes Acquisition of Novellus Therapeutics,” A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Also on July 19, 2019, we are conducting a conference call to discuss the Acquisition. A copy of the presentation we intend to use during the call is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The information contained in this Item 7.01, in the press release furnished as Exhibit 99.1 to this report and the presentation furnished as Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section or Section 11 or 12(a)(2) of the Securities Act of 1933. The information contained in this Item 7.01 , in the press release furnished as Exhibit 99.1 to this report and the presentation furnished as Exhibit 99.2 shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by us whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

We intend to file the financial statements required by Item 9.01(a) as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Information.

We intend to filed the pro forma financial information required by Item 9.01(b) as part of an amendment to this report not later than 71 calendar days after the date this report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit	Description

10.1+*
Agreement and Plan of Acquisition, dated as of July 16, 2021, by and among Brooklyn ImmunoTherapeutics, Inc., Brooklyn Acquisition Sub, Inc., Novellus LLC, Novellus, Inc., and the Sellers’ Representative.

10.2+	Registration Rights Agreement, dated as of July 16, 2021, by and among Brooklyn ImmunoTherapeutics, Inc. and the individuals and entities named therein.

99.1	Press Release of Brooklyn ImmunoTherapeutics, Inc. dated July 19, 2021

99.2	Presentation of Brooklyn ImmunoTherapeutics, Inc. dated July 19, 2021

104	Cover Page Interactive Data File (embedded within the XBRL document)

+
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Brooklyn ImmunoTherapeutics, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

*	Certain information redacted and replaced with “[***]”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN IMMUNOTHERAPEUTICS, INC.

By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President

Dated: July 19, 2021